Exhibit 4.6

                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

January 7, 2004

American Registrar and Transfer Co.
342 East 900 South
Salt Lake City, Utah 84111

         Attn:   Richard Day

         RE:     BIB HOLDINGS, LTD.

Ladies and Gentlemen:

      Reference is made to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated the date hereof, by and between BIB Holdings, Ltd., a Nevada corporation (the "Company"), and the Buyers set forth on Schedule I attached thereto (collectively the "Buyer"), pursuant to which the Company shall sell to the Buyer up to One Million Two Hundred Thousand Dollars ($1,200,000) of the Company's secured convertible debentures, which shall be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The shares of Common Stock to be converted thereunder plus interest which may be converted into Common Stock and any Liquidated Damages, which may be converted into Common Stock thereunder are referred to herein as the "Conversion Shares." This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Conversion Shares in shares of the Company's Common Stock, in the event the Buyer has elected to have the interest of the Convertible Debenture, pursuant to Section 1.07 of the Convertible Debenture, paid in Common Stock (the "Interest Shares"), or the Buyer has elected to have Liquidated Damages (the "Liquidated Damages Shares"), pursuant to Section 2(c) of the Investor Registration Rights Agreement dated the date hereof paid in Common Stock. to the Buyer from time to time upon surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, delivered on behalf of the Company by David Gonzalez, Esq.

      Specifically, upon receipt by the Company or David Gonzalez, Esq. of a copy of a Conversion Notice, David Gonzalez, Esq., on behalf of the Company, shall as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such Conversion Notice, send, via facsimile, a Conversion Notice, which shall constitute an irrevocable instruction to you to process such Conversion Notice in accordance with the terms of these instructions. Upon your receipt of a copy of the executed Conversion Notice, you shall use your best efforts to, within three (3) Trading Days following the date of receipt of the Conversion Notice, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or (B) provided you are participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the Buyer causes its bank or broker to initiate the DWAC transaction. ("Trading Day" shall mean any day on which the Nasdaq Market is open for customary trading.)

      The Company hereby confirms to you and the Buyer that certificates representing the Conversion Shares, the Interest Shares, and/or the Liquidated Damages Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company provided that the Company counsel delivers (i) the Notice of Effectiveness set forth in Exhibit II attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit III attached hereto, and that if the Conversion Shares, the Interest Shares, and/or the Liquidated Damages Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

      The Company hereby confirms and American Registrar and Transfer Co ("American Registrar") acknowledges that in the event Counsel to the Company does not issue an opinion of counsel as required to issue the Conversion Shares free of legend the Company authorizes and American Registrar will accept an opinion of Counsel from Butler Gonzalez LLP.

      The Company hereby confirms to you and the Buyer that no instructions other than as contemplated herein will be given to you by the Company with respect to the Conversion Shares. The Company hereby agrees that it shall not replace American Registrar as the Company's transfer agent without the prior written consent of the Buyer and acknowledgement from the replacement transfer agent that they have agreed to serve as transfer agent and to be bound by the terms and conditions of these Transfer Agent Instructions.

      Any attempt by you to resign as transfer agent hereunder shall not be effective until such time as the Company provides to you written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Transfer Agent Instructions.

      The Company and American Registrar acknowledge that the Buyer is relying on the representations and covenants made by the Company American Registrar hereunder and are a material inducement to the Buyer purchasing convertible debentures under the Securities Purchase Agreement. The Company and American Registrar further acknowledge that without such representations and covenants of the Company and American Registrar made hereunder, the Buyer would not enter into the Securities Purchase Agreement and purchase convertible debentures pursuant thereto.

      The Company and American Registrar hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit American Registrar from satisfying any and all fiduciary responsibilities and duties it may owe to the Company. .

      Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyer shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

                                    * * * * *

      IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

                                        COMPANY:

                                        BIB HOLDINGS, LTD.

                                        By: /s/ Gail Binder
                                           -------------------------------------
                                           Name:  Gail Binder
                                           Title: Chief Executive Officer

                                        /s/ David Gonzalez
                                        ----------------------------------------
                                        David Gonzalez, Esq.


AMERICAN REGISTRAR AND TRANSFER CO.


By: /s/ Richard Day
   --------------------------------
   Name:  Richard Day
   Title:

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                     Address/Facsimile
Name                             Signature                           Number of Buyer
-----------------------------    --------------------------------    ---------------------------------
Cornell Capital Partners,  LP    By:      Yorkville Advisors, LLC    101 Hudson Street - Suite 3606
                                 Its:     General Partner            Jersey City, NJ  07303
                                                                     Facsimile:        (201) 985-8266

                                 By:   /s/ Mark A. Angelo
                                    --------------------------------
                                 Name: Mark A. Angelo
                                 Its:  Portfolio Manager


                                   EXHIBIT A-1